UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2021

SANUWAVE HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
 (Address of Principal Executive Offices, Including Zip Code)

(770) 419-7525
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SNWV	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 12, 2021, the audit committee of the board of directors was made aware of and with management of SANUWAVE Health, Inc. (the “Company”), concluded that the Company’s previously issued unaudited condensed consolidated financial statements for the quarter ended September 30, 2020, should no longer be relied upon because of an error in the Company’s accounting relating to the Company’s warrant derivative liability for such quarter.

In the Company’s Form 10-Q for the quarter ended September 30, 2020, the Company reported a total non-current warrant derivative liability amount of approximately $2.8 million.  As a result of the accounting error, the Company underreported the amount of such liability, and the Company will file amend its Form 10-Q to correct the total non-current warrant derivative liability amount for such quarter and to establish a current warrant derivative liability amount for such quarter.  The Company is in the process of analyzing and quantifying the adjustments that will be reflected in such Form 10-Q/A.  The error relates to the determination of the number of shares of common stock subject to a warrant issued by the Company in June 2020 as previously reported by the Company, which warrant contains certain anti-dilution adjustment provisions with respect to subsequent issuances of securities by the Company at a price below the exercise price of such warrant  In the Company’s Form 10-Q for the quarter ended September 30, 2020, the Company’s financial statements reflected that the number of shares underlying such warrant was 1.75 million shares and the exercise price of such warrant was $0.20 per share, but as a result of  certain dilutive issuances during the third quarter of 2020, the Company’s financial statements should have reflected that the number of shares underlying such warrant was 35 million shares and the exercise price of such warrant was $0.01 per share as of quarter ended September 30, 2020.

The accounting error is non-cash and does not impact the Company’s revenue, operating expenses, operating income, cash flows or cash and cash equivalents as previously reported.

The audit committee of the board of directors and management of the Company have discussed the foregoing matter with the Company’s independent registered public accounting firm, Marcum LLP.  The Company will file a Form 10-Q/A for the quarter ended September 30, 2020 to correct the error in the financial statements described above as soon as practicable. The Company’s management, the Audit Committee and the full Board of Directors intend to review the effectiveness of the Company’s internal controls over financial reporting and its disclosure controls and procedures in the course of completing the restatement process.  The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including the completion of the restatement of the Company’s financial statements for the quarter ended September 30, 2020, and the completion of the Company’s financial statements for the year ended December 31, 2020.  The Company undertakes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2021	SANUWAVE HEALTH, INC.

	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Chief Financial Officer
(principal financial and accounting officer)